Exhibit 10.4

L CATTERTON ASIA ACQUISITION CORP

8 Marina View, Asia Square Tower 1
#41-03, Singapore 018960

March 10, 2021

LCA Acquisition Sponsor, LP

8 Marina View, Asia Square Tower 1
#41-03, Singapore 018960

Re: Administrative Support Agreement

Ladies and Gentlemen:

This letter agreement by and between L Catterton Asia Acquisition Corp (the “Company”) and LCA Acquisition Sponsor, LP (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the The Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

i.                           The Sponsor shall make available, or cause to be made available, to the Company, directly or indirectly including through any of its affiliates, at 8 Marina View, Asia Square Tower 1 #41- 03, Singapore (or any successor location of the Sponsor), certain office space, utilities, and secretarial and administrative support as may be reasonably required by the Company from time to time. In exchange therefor, the Company shall pay the Sponsor the sum of $10,000 per month first payable on the Listing Date and thereafter payable in arrears within fifteen (15) calendar days after the end of each of the Company’s fiscal quarters until the Termination Date; and

ii.                        The Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles. This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

L CATTERTON ASIA ACQUISITION CORP

By:	/s/ Chinta Bhagat
Name:	Chinta Bhagat
Title:	Co-Chief Executive Officer and Director

[Signature Page to Administrative Support Agreement]

AGREED TO AND ACCEPTED BY:

LCA ACQUISITION SPONSOR, LP

Signed by LCA Acquisition Sponsor GP Limited

By:	/s/ Soh Po Chuan Daniel
	Name:	Soh Po Chuan Daniel
	Title:	Director

[Signature Page to Administrative Support Agreement]